Morgan, Lewis & Bockius LLP 2020 K Street, NW Washington, District of Columbia 20006-1806 Tel. 202.373.6000 Fax: 202.373.6001 www.morganlewis.com

April 17, 2015

The Penn Mutual Life Insurance Company

Penn Mutual Variable Annuity Account III

600 Dresher Road

Horsham, Pennsylvania 19044

Re:	Registration File Nos. 333-177543; 811-03457

Ladies and Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information contained in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 (File No. 333-177543; 811-03457) for Penn Mutual Variable Annuity Account III filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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